Exhibit 10.1

                   CHANGE OF CONTROL AGREEMENT


          THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is made and entered into as of July 17, 1995, between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and _____________________ (see attached schedule) ("Executive").


                         R E C I T A L S

     A.   Executive is a senior executive officer of the Company.

     B. As a result of the Company's current business and financial condition, and the status of its relationships with its banks and bondholders, the Company's ability to continue as a going concern is uncertain, and its continued viability is in jeopardy.

     C. The Board of Directors of the Company has unanimously determined that Executive's continued employment with the Company, especially during this period of instability and uncertainty, is of significant importance to the Company.

     D. In order to induce Executive to remain in the employ of the Company, the Board of Directors of the Company has further determined that it is appropriate and in the best interests of the Company and its creditors to provide for specific severance benefits, on the terms and subject to the conditions of this Agreement, in order that Executive may be able to continue to perform his or her duties free from concern as to whether he or she (as defined below), Executive's employment with the Company were to be terminated, or if Executive were to determine to resign and terminate his or her employment with the Company as a result of a material change in the terms of Executive's employ-ment, as described below.


                        A G R E E M E N T

     1.   EMPLOYMENT.

          The Company hereby confirms the continued employment of Executive, and Executive hereby agrees to continue to serve the Company, as its ___________________________________ (see attached schedule), and to perform such senior executive and managerial duties as are generally incident to his or her office, all on the terms and subject to the conditions of his or her employment as are currently in effect, or as the same may hereafter from time to time be amended or supplemented in accordance with Company policy and any written agreement (including this Agreement) to which Executive is a party. Subject to any written agreement to the contrary, Executive acknowledges and agrees that he or she is an "at will" employee, and that either Executive or the Company may terminate Executive's employment with or without cause, and with or without notice, at any time in accordance with Company policy.

     2.   SPECIAL SEVERANCE BENEFITS.

     (a) DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

          "Acquirors" shall mean any Person or Persons, other than the current shareholders of WEI Holdings, Inc. ("WEI"), who hereafter become the Beneficial Owners of an aggregate of at least 50% of the Common Stock of the Company, provided, however, that the term "Acquiror" shall not include the Company or WEI.

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as in effect on the date hereof.

          A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities: (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly beneficially owns (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act); (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (B) the right to vote, including pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (ii) (B) as a result of an agreement, arrangement or understanding to vote such security if such agree-ment, arrangement or understanding arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act; or which are beneficially owned, directly to indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or under-standing (whether or not in writing) for the purpose of acquir-ing, holding, voting (except pursuant to a revocable proxy as described above) or disposing of any Common Stock of the Company; and without limiting the generality of any of the foregoing, any Person who is the Beneficial Owner or any voting securities of WEI shall be deemed to beneficially own a similar percentage of the Common Stock of the Company.

          "Change in Control" shall mean the occurrence of any of the following events: (i) any Person or Persons becomes an
Acquiror: (ii) the consolidation with, or merger with or into, any other Person, by the Company if, in connection with such merger or consolidation, the Company is not the continuing or surviving entity; (iii) the consolidation with, or merger with or into, any other Person by WEI Holdings, Inc. if, in connection with such merger or consolidation, WEI Holdings, Inc. is not the continuing or surviving entity; (iv) the sale or transfer by other means by the Company or WEI in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and WEI (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any other Person or Persons (but excluding sales of inventory in the ordinary course of business); (v) individuals who were members of the Board of Directors of the Company at the date of this Agreement, or who are hereafter elected or appointed by Merrill Lynch Capital Partners as directors charged with repre-senting the interests of Merrill Lynch Capital Partners and its affiliated investment partnerships, shall cease to constitute a majority of the Board of Directors of the Company; or (vi) any other event occurs as a result of which the Board of Directors of the Company ceases to possess the power and authority as a board of directors to manage and direct the conduct of the business and affairs of the Company.

          "Common Stock" of a Person shall mean the common stock (or, in the case of a trust, partnership or other unincorporated entity, the equivalent equity interest) with the greatest voting power of such Person (or if such Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person), together with all rights and benefits (however denominated or constituted) relating to such common stock (including, without limitation, any rights or warrants to acquire additional shares of such common stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such shares or are transferred in connection with transfers of such shares.

          "Continuing" or "Surviving" Company. The determination as to which party to a merger or consolidation is the "continu-ing" or "surviving" corporation shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: if following any merger or reorganization, the holders of outstand-ing Common Stock of WEI or the Company immediately prior to the merger or consolidation Beneficially Own more than fifty percent (50%) of the Common Stock of the corporation existing following the merger or consolidation, then for purposes of this Agreement, WEI or the Company, as the case may be, shall be the survivor or continuing corporation; and in all other events, the other party or parties to the merger or consolidation shall be the survivor or continuing corporation. In making the determination of Bene-ficial Ownership by the shareholders of a corporation immediately after the merger or consolidation, of equity securities which the shareholders owned immediately before the merger or consolida-tion, shares which they Beneficially Owned as shareholders of another party to the transaction shall be disregarded.

          "Just Cause" shall mean (i) any material breach by Executive of the material terms of his employment with the Company, but only following written notice and a reasonable opportunity to cure, or (ii) Executive's conviction of any crime involving embezzlement or misappropriation of funds or property of the Company or felonious conduct.

          "Person" shall mean any individual, firm, corporation, trust, partnership or other entity, whether similar or dissimilar to the foregoing.

          "Subsidiary" or "Subsidiaries" shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

     (b) SEVERANCE PAYMENT FOLLOWING CHANGE OF CONTROL. In the event that a Change in Control occurs at any time during the term of Executive's employment with the Company, and if in connection therewith, or as a condition thereto, or thereafter and on or prior to the expiration of 12 full calendar months following the date upon which such Change in Control occurs, any one or more of the following events shall occur:

          (i) the Company terminates Executive's employment, other than for Just Cause or because Executive is perma-nently disabled and not otherwise qualified to perform the duties of his office; or

          (ii) Executive resigns or otherwise terminates his or her employment with the Company as a result of any of the following, the existence of which must be specified in his or her written notice of resignation or termination: (A) Executive's duties or responsibilities, or the mode or manner in which they are to be carried out, are substantial-ly altered from those currently in effect; (B) Executive's title is changed in any material respect; (C) the Company relocates its main office outside the County of Los Angeles;
     (D) the compensation, benefits, or other material terms and conditions of Executive's employment with the Company are changed or altered in a manner adverse to Executive; (E) the Company delivers to Executive notice of termination of Executive's employment, other than for Just Cause, regard-less of the effective date of such termination; or (F) the Company shall materially breach any of its material obliga-tions to Executive under this Agreement, any other agreement between the Company and Executive, or under the Company's general policies governing Executive's employment; provided, however, that none of the events set forth in clauses (A) through (F), above, shall constitute grounds for termination by Executive if Executive shall have given his or her prior written consent to such event;

then in addition to any and all other amounts then due Executive (other than severance under the Company's severance policies as then in effect, which shall not be payable to Executive), (I) the Company shall pay to Executive, without offset, concurrent with Executive's last day of employment with the Company, a severance payment in an amount equal to the greater of (A) Executive's average annual base salary over the ___________ period (see attached schedule) ending 30 days prior to the date of termina-tion; or (B) Executive's annual base salary, as in effect on the date of termination, multiplied by (C) a factor of 1 (and thus, if Executive's base salary, as determined pursuant to (A) or (B) above, as applicable, was $100,000, Executive would receive $100,000), and (II) any and all benefits applicable to Executive under the Company's pension, profit sharing, disability, health and welfare plans, and all other plans and/or perquisites of the Company in which Executive participates, shall continue for a period of at least 90 days following the last day of Executive's employment with the Company.

     (c) EXCISE TAX. Notwithstanding any other provision in this Agreement to the contrary, the amounts to be paid to Executive under this Section 2 shall in no event exceed the maximum amount (when aggregated with other payments received by Executive related to the occurrence of a Change in Control) that could be paid without causing Executive to become subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

     (d) NO MITIGATION. In the event of any termination of the employment of Executive to which this Section 2 applies, Executive shall have no obligation to seek other employment in mitigation of damages; and no compensation received by Executive from other employment or other sources shall be considered as a mitigation of amounts owing to Executive hereunder.

     3.   MISCELLANEOUS.

               (a) WAIVER. The waiver by any party hereto of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

               (b) NOTICE. Any notice to be given hereunder shall be sent by registered mail addressed, if to the Company, to Wherehouse Entertainment, Inc., 19701 Hamilton Avenue, Torrance, California 90502-1334; Attn.: President, or at such other address as the Company shall hereafter specify in writing, or if to Executive to Executive's then-current address, as reflected in the employment records of the Company, or at such other address as Executive shall hereafter specify in writing.

               (c) NO ASSIGNMENT. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, if the Company effects any merger, consolidation or transfer or sale of all or substan-tially all the assets of the Company in a transaction in which the Company is not the surviving entity, this Agreement shall be binding upon such successor entity and such successor entity shall discharge and perform all the obligations of the Company hereunder.

               (d) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing.

               (e)  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO
CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, ITS BORDERS.

               (f) ATTORNEYS' FEES. If either party hereto brings an action or proceeding for a declaration of the rights of the parties under injunctive relief, or for an alleged breach or default of, or any other action arising out of this Agreement, the prevailing party in any such action out of this Agreement, the prevailing party in any such action shall be entitled to an award of the prevailing party's actual attorneys' fees and any court costs incurred in such action or proceeding, in addition to any other damages or relief awarded.

               (g)  FEDERAL AND STATE TAX WITHHOLDING.  The
Company shall have the right to withhold from any compensation due Executive all amounts necessary to satisfy applicable federal and state income tax withholding obligations.

               (h) SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   WHEREHOUSE ENTERTAINMENT, INC.


EXECUTIVE:

/s/ Executive's signature          By: /s/ Jerry E. Goldress
-------------------------             ---------------------------
Name of Executive                       Jerry E. Goldress
Title of Executive                 Its: Chief Executive Officer

                     SCHEDULE TO EXHIBIT 10.1


                  (Pursuant to instruction 2 to
                   item 601 to Regulation S-K)


     Each of the executive officers of Registrant named below have entered into a Change of Control Agreement with Registrant, which agreements are substantially identical in all terms and particulars, except that the period during which severance benefits are to be payable varies, as provided in the following table:


Name and Title of                       Period of Severance
Executive Officer                       ("Severance Factor")
-----------------                       --------------------

Barbara C. Brown                             24 months
Senior Vice President,
Sales and Operations

Stephen P. Brown,                            24 months
Senior Vice President,
General Merchandise Manager

Henry Del Castillo                           24 months
Senior Vice President,
Chief Financial Officer

Eliot Cobb                                   12 months
Vice President,
Financial Reporting and Treasurer

Stanley A. Kelley                            12 months
Vice President,
Management Information Systems

Gregory A. Fisher                            12 months
Vice President,
Real Estate

Michael T. Buskey                            12 months
Vice President,
General Manager - Standard Stores

Helen N. Holmes                              12 months
Vice President,
Store Operations

Timothy N. Tinen                             12 months
Vice President,
Used Product

Barbara Lewis                                12 months
Vice President,
Advertising and Promotion

Renee Nesland                                12 months
Vice President,
Human Resources

Lauren Margulies                             12 months
Vice President,
Video Buying

Connie Jones
Vice President,
General Manager - Mall Stores                12 months

Donald D. Bales                              6 months
Assistant Vice President,
Systems Development

Randy Malinoff                               6 months
Assistant Vice President,
Purchasing/Facilities